EXHIBIT 10.1

               AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT


         This Amendment Number Two to Loan and Security Agreement ("Amendment") is entered into as of January 31, 1999, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and SOUND ADVICE, INC., a Florida corporation ("Borrower"), in light of the following:

         FACT ONE: Borrower and Foothill have previously entered into that certain Loan and Security Agreement, dated as of April 11, 1996 (as amended, the "Agreement").

         FACT TWO: Borrower and Foothill desire to further amend the Agreement as provided for herein.

         NOW, THEREFORE, Borrower and Foothill hereby amend the Agreement as follows:

         1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

         2. AMENDMENTS.

                  (A) Section 3.5 of the Agreement is amended to read as follows:

                           "3.5 EARLY TERMINATION BY BORROWER. The provisions of
         SECTION 3.3 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon 60 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to the full amount of the outstanding L/Cs or L/C Guarantees), together with a premium (the "Early Termination Premium") equal to: (a) 1.25% of the Maximum Amount, if terminated before August 1, 1999; (b) 1.00% of the Maximum Amount, if terminated on or after July 31, 1999 but before August 1, 2000; (c) 0.40% of the Maximum Amount, if terminated on or after July 31, 2000 but before July 31, 2001; and (d) $0 if terminated on or after the Renewal Date."

                  (B) Section 6.13(a) of the Agreement is amended to read as follows:

                           "6.13    FINANCIAL COVENANTS.

                                    (a)     Borrower shall maintain:

                                            (i) Current Ratio. A ratio of
         Consolidated Current Assets divided by Consolidated Current Liabilities of at least 1.0 - 1.0, measured on the last day of each fiscal quarter; and

                                            (ii) Working Capital. Working
         Capital of not less

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         than  $2,000,000,  measured on the last day of each fiscal quarter."

                  (C) Section 7.10 of the Agreement is amended to read as follows:

                           "7.10 CAPITAL EXPENDITURES. Make any capital expenditure, or any commitment therefor, in excess of $1,750,000 for any individual transaction or where the aggregate amount of such capital expenditures, made or committed for in any fiscal year, is in excess of $5,000,000, or in excess of $5,500,000 for the FYE 1/31/99."

                  (D) Attached hereto is an amendment to Schedule E-1 to the Agreement listing additional Inventory and Equipment locations.

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof, except to the extent expressly modified hereby.

         4. NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

         5. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, title insurance premiums, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

         6. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the receipt by each of the parties of a counterpart of this Amendment, executed by the other party.

         7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

         8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

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                                            FOOTHILL CAPITAL CORPORATION,
                                            a California corporation


                                            By: /s/ RENEE D. LEFEBURE
                                               ---------------------------------
                                            Title: Assistant Vice President


                                            SOUND ADVICE, INC.,
                                            a Florida corporation


                                            By: /s/ KENNETH L. DANIELSON
                                               ---------------------------------
                                            Title: CFO and Treasurer

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                            AMENDMENT TO SCHEDULE E-1

                      LOCATIONS OF INVENTORY AND EQUIPMENT

The following additional retail showrooms are added to Schedule E-1:

         1.       12989 US Highway One, North Palm Beach, FL  33408

         2.       2415 North Monroe St., Tallahassee, FL  32303

         3.       339 Plaza Real, Boca Raton, FL  33432










                                  SCHEDULE E-1


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